Exhibit 10.21
August 8, 2007
Peplin Limited
[SUBSCRIBER]
Subscription
Agreement

Contents

1 Definitions and Interpretation	1

1.1 Definitions	1
1.2 Construction	3
1.3 Headings	4

2 Subscription	5

2.1 Obligation to subscribe	5
2.2 Terms of issue	5

3 Completion	5

3.1 Place and time	5
3.2 Obligations of Subscriber	5
3.3 Obligations of Company	5
3.4 Interdependence of obligations	5

4 Period after Completion	6

5 Confidentiality	6

5.1 Basis for providing Confidential Information	6
5.2 Maintenance of confidentiality and use of Confidential Information	6
5.3 Information that is not Confidential Information	6
5.4 Permitted disclosures	7
5.5 Public Disclosures	7

6 Standstill	7

6.1 Sale and purchase of Shares	7
6.2 Exceptions	7
6.3 Disposal of Securities	7

7 Insider Trading	7

8 Warranties	8

8.1 Mutual warranties	8
8.2 Additional warranties by the Subscriber	8
8.3 Subscriber Covenants	9
8.4 Additional warranty by the Company	9

9 Consent to be Named	10

10 Notices	10

10.1 General	10
10.2 How to give a communication	10
10.3 Communications by post	10
10.4 Communications by fax	10
10.5 After hours communications	10
10.6 Process service	10

11 GST	11

11.1 Interpretation	11

Page i

11.2 GST gross up	11
11.3 Reimbursements	11
11.4 Tax invoice	11
11.5 Adjustment events	11

12 General	11

12.1 Duty	11
12.2 Legal costs and other expenses	11
12.3 Amendment	11
12.4 Waiver and exercise of rights	12
12.5 Rights cumulative	12
12.6 Further steps	12
12.7 Governing law and jurisdiction	12
12.8 Assignment	12
12.9 Counterparts	12
12.10 Entire understanding	12

Schedule 1 -	14

Page ii

Date

Parties

Peplin Limited ACN 090 819 275 of Level 2, Brisbane Portal, 1 Breakfast Creek Road, Newstead, Queensland (Company)

[SUBSCRIBER] [ADDRESS] (Subscriber)

Background
A	The Company is seeking to raise an aggregate amount of approximately A$20 million by way of a placement to institutional investors.

B	The Subscriber wishes to subscribe for the Subscription Shares and the Company agrees to issue and allot the Subscription Shares to the Subscriber on the terms set out in this document.

C	The Company and the Subscriber have agreed to exchange Confidential Information for the purposes of the Placement on the terms set out in this document.

Agreed terms

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply (including in the Recitals) unless the context requires otherwise.

Adviser means, in relation to a party, its legal, financial or other expert advisers or agents.

ASIC means the Australian Securities and Investments Commission.

Associate has the meaning given in sections 10 to 17 of the Corporations Act.

ASX means ASX Limited ACN 008 624 691.

ASX Listing Rules means the official rules of ASX as amended from time to time.

ASTC Settlement Rules means the settlement rules of the ASX Settlement and Transfer Corporation Pty Ltd.

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Sydney, New South Wales.

Completion means the issue and allotment of the Subscription Shares in accordance with clause 3.

Completion Date means the date on which Completion takes place, being within 5 Business Days of the earlier of:
(a)	the dispatch of the Information Memorandum to shareholders and optionholders of the Company; or

(b)	the termination of the Restructure Implementation Agreement.
Confidential Information means:
(a)	all information, whether written, oral, electronic or in any other form provided (before or after the date of this document) by any party or its Representatives relating to that party’s operations, affairs and/or business including without limitation know how, trade secrets, intellectual property rights, business, corporate or trade information;

(b)	all analyses, compilations, forecasts, studies or other documents prepared by any party which contain or reflect any such information;

(c)	the existence and content of this document; and

(d)	the existence of the Placement and other potential transactions relating to the operations, affairs and business of a party to this document or a Representative of a party to this document.
Constitution means the constitution of the Company.

Corporations Act means the Australian Corporations Act 2001 (Cth).

Encumbrance means any mortgage, charge (whether fixed or floating), pledge, hypothecation, option, conditional sale agreement, trust arrangement, restriction as to transfer, or other form of security or equity interest.

Immediately Available Funds means cash or bank cheque or any other form of payment that the parties agree in writing.

Information Memorandum means the explanatory statement to be dispatched to shareholders and optionholders of the Company detailing the proposed schemes of arrangement and capital raising as contemplated by the Restructure Implementation Agreement.

Material Non Public Information means any information which is not widely known by participants in a relevant market and which could reasonably be expected to have a material effect on the price or value of securities that trade in that market.

Officer means, in relation to an entity, its directors, officers and employees.

Placement means the subscription for the Subscription Shares by the Subscriber, and the issue of the Subscription Shares to the Subscriber by the Company.

Representative in relation to a party means:
(a)	each of the party’s related bodies corporate; and

(b)	the party’s or any of its related bodies corporate’:
(i)	Officers; and

(ii)	Advisers.
Restructure Implementation Agreement means the agreement entitled “Restructure Implementation Agreement” dated on or about the date of this document between the Company and Peplin, Inc.

Securities means:
(a)	any Shares; or

(b)	any securities which:
(i)	are convertible into; or

(ii)	give any right to receive; or

(iii)	relate to,
Shares in the capital of the Company; or
(c)	any legal, equitable or economic interest in those Shares or securities.
Securities Act means the United States Securities Act of 1933, as amended.

Securities Laws means any law or rule which applies to a party or any of its Representatives which prohibits any person who has Material Non Public Information about an entity, obtained directly or indirectly from that entity, from purchasing or selling securities of that entity or from communicating that information to any other person (including the Corporations Act and the ASX Listing Rules).

Share means a fully paid ordinary share in the capital of the Company.

Standstill Period means the period commencing on the date of this document and ending upon the earlier of the dispatch of the Information Memorandum to shareholders and optionholders of the Company or the termination of the Restructure Implementation Agreement.

Subscription Price means the amount set out in Part 2 of Schedule 1.

Subscription Shares means the Shares set out in Part 1 of Schedule 1.

1.2	Construction

Unless expressed to the contrary, in this document:
(a)	words in the singular include the plural and vice versa;

(b)	any gender includes the other genders;

(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	“includes” means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(f)	a reference to:
(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(ii)	a person includes the person’s legal personal representatives, successors, permitted assigns and persons substituted by permitted novation;

(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(v)	a right includes a benefit, remedy, discretion or power;

(vi)	time is to local time in Brisbane;

(vii)	“$” or “dollars” is a reference to Australian currency;

(viii)	this or any other document includes the document as novated, varied or replaced by agreement between the parties and despite any change in the identity of the parties;

(ix)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

(x)	this document includes all schedules and annexures to it; and

(xi)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;
(g)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day;

(h)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded; and

(i)	a reference to any statement, including a warranty made by a party on the basis of its knowledge, belief or awareness, is made on the basis of the actual knowledge, belief or awareness of the officers of the party (and no other persons) as at the date of this document.
1.3	Headings

Headings do not affect the interpretation of this document.

2	Subscription

2.1	Obligation to subscribe

Subject to the provisions of this document:
(a)	the Subscriber subscribes for the Subscription Shares at the Subscription Price; and

(b)	the Company will allot and issue the Subscription Shares to the Subscriber on the Completion Date.
2.2	Terms of issue

On issue of the Subscription Shares, the Subscriber will be bound by the provisions of the Constitution.

3	Completion

3.1	Place and time

Completion of the issue and allotment of the Subscription Shares to the Subscriber by the Company will take place on the Completion Date at the offices of the Company, or at any other time, date and place agreed in writing between the parties.

3.2	Obligations of Subscriber

On the Completion Date, the Subscriber will pay to the Company the total Subscription Price for the Subscription Shares in Immediately Available Funds.

3.3	Obligations of Company

On the Completion Date, the Company will:
(a)	allot the Subscription Shares to the Subscriber;

(b)	enter the Subscriber in the share register of the Company;

(c)	deliver a holding statement for the Subscription Shares to the Subscriber issued in accordance with the ASTC Settlement Rules;

(d)	apply for official quotation of the Subscription Shares by lodging in accordance with the ASX Listing Rules a completed appendix 3B in relation to the Subscription Shares; and

(e)	provide ASX with a notice that complies with sections 708A(5)(e) and 708A(6) of the Corporations Act in relation to the Subscription Shares.
3.4	Interdependence of obligations

The obligations of the parties under this clause 4 are interdependent. All acts on the Completion Date must be treated as done simultaneously and no payment, delivery or other act may be treated as made or done until all such deliveries, payments or acts are made or done.

4	Period after Completion

The Company undertakes to use its best endeavours to obtain official quotation of the Subscription Shares on ASX.

5	Confidentiality

5.1	Basis for providing Confidential Information

Each party will disclose Confidential Information to the other party to permit the negotiation and completion of the Placement on the terms of this document.

5.2	Maintenance of confidentiality and use of Confidential Information

Each party agrees that:
(a)	it will not disclose the other party’s Confidential Information to any person or make use of or take advantage of the other party’s Confidential Information for any purpose other than as expressly permitted by this document;

(b)	it will take all steps necessary to ensure that the other party’s Confidential Information is kept confidential;

(c)	it will not copy the other party’s Confidential Information or permit the copying of the other party’s Confidential Information in any form other than as permitted by the other party;

(d)	upon request, it will return a party’s Confidential Information to that party, together with any copies of that party’s Confidential Information; and

(e)	it will not make use of the other party’s Confidential Information in any manner so as to obtain any benefit, right or privilege for itself or for any other person that would not have been available but for it having access to the Confidential Information except as permitted by this document.
5.3	Information that is not Confidential Information

Clause 5.1 will not apply to any information which:
(a)	at the time of disclosure is in the public domain or thereafter becomes part of the public domain through no fault of the party receiving such information;

(b)	the party receiving such information can establish that it was in its possession prior to the time of disclosure;

(c)	is independently made available to the party receiving such information by a third party who is not thereby in violation of a confidential relationship with the other party; and

(d)	the party receiving such information can conclusively establish that it was independently developed by the party receiving such information without use of the Confidential Information of the other party.

5.4	Permitted disclosures

A party may disclose any Confidential Information where disclosure is required by law or by any notice, order or regulation of any regulatory authority (including the ASX Listing Rules) which is binding upon a party.

5.5	Public Disclosures

Subject to clause 5.4 the Subscriber will not, and will not permit any person under its control or influence (including any Representative) to, make a public statement, press release or other communication announcing the Placement before the Company has announced the Placement.

6	Standstill

6.1	Sale and purchase of Shares

Subject to clause 6.2, the Subscriber agrees that during the Standstill Period neither it, nor, so far as it is able (using its best endeavours) to procure, any of its Associates or Representatives, will:
(a)	directly or indirectly make or cause to be made any offer for, invitation to dispose of, or solicitation for Securities (or announcement of such an offer or an intention to make such an offer); or

(b)	purchase or otherwise acquire Securities; or

(c)	co-operate or assist or enter into any agreement or arrangement of any kind with any person relating to (or in any way connected with) anything in paragraphs (a) or (b) above.
6.2	Exceptions

Clause 6.1 does not apply to the acquisition of Securities pursuant to the Placement.

6.3	Disposal of Securities

If the Subscriber or any of its Associates or Representatives acquires ownership of any interest in, or rights over, any Securities in contravention of the provisions of this document it must promptly dispose, or procure the disposal, of such Securities and until such disposal the Subscriber will not, and will procure that no other person shall, exercise any voting rights attached to such Securities.

7	Insider Trading
(a)	The Subscriber acknowledges that as a result of its receipt of the Confidential Information it may be (or be taken to be) in possession of Material Non Public Information in relation to the Securities.

(b)	The Subscriber acknowledges that it is aware of and agrees to comply with (and that it will ensure that its Representatives who receive access to any part of the Confidential Information will have been advised of and will comply with) Securities Laws in respect of the Securities.

8	Warranties

8.1	Mutual warranties

Each party warrants to each other party, at the date of this document, that:
(a)	it has the power and authority to enter into and perform its obligations under this document;

(b)	the execution, delivery and performance of this document by it will constitute legal, valid and binding obligations of it, enforceable in accordance with its terms subject to principles of equity;

(c)	the execution, delivery and performance of this document will not violate:
(i)	any legislation or rule of law or regulation, authorisation, consent or any order or decree of any governmental authority;

(ii)	its constitution or any rules or other documents constituting that party or governing its activities; or

(iii)	any instrument to which it is a party or which is binding on it or any of its shares or the shares of any of its related bodies corporate.
8.2	Additional warranties by the Subscriber

The Subscriber warrants to the Company that:
(a)	Investor in Australia: if in Australia, the Subscriber is either a “Sophisticated Investor” within the meaning of section 708(8) or a “Professional Investor” within the meaning of section 708(11) of the Corporations Act;

(b)	Experience: the Subscriber is experienced in evaluating and investing in private placement transactions of securities of companies such as the Company, and has either individually or through its current Officers such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the Subscriber’s prospective investment in the Company, and has the ability to bear the economic risks of the investment;

(c)	Accredited investor: the Subscriber is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act;

(d)	Subscription entirely for own account: the Subscriber is acquiring the Subscription Shares for investment for the Subscriber’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Subscription Shares;

(e)	Restricted securities: the Subscriber acknowledges that the Subscription Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions; among the conditions for use of Rule 144 may be the availability of current information to the public about the Company;

(f)	Reliance upon subscriber’s representations: The Subscriber understands that the Subscription Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Subscriber understands and acknowledges that the offering of the Subscription Shares pursuant to this document will not, and any issuance of Subscription Shares on conversion may not, be registered under the Securities Act on the ground that the sale provided for in this document and the issuance of Securities hereunder is exempt from the registration requirements of the Securities Act; and

(g)	No disclosure document: the Subscriber acknowledges that no disclosure document has been prepared in connection with the offer to issue the Subscription Shares under this document.
8.3	Subscriber Covenants
(a)	The Subscriber agrees that, in the future, if they decide to sell or otherwise transfer the Subscription Shares, they will only do so, and they will inform such other person that it may only do so, if the offer and sale of the Subscription Shares are:
(i)	registered under the Securities Act (which the Subscriber acknowledges the Company has no obligation to do);

(ii)	made in a transaction exempt from the registration requirements of the Securities Act; or

(iii)	made in regular brokered transactions on the ASX or otherwise outside the United States in accordance with Regulation S under the Securities Act.
(b)	Except for the sale of the Subscription Shares in regular brokered transactions on the ASX, the Subscriber agrees that they will notify any person to whom any Subscription Shares are sold or otherwise transferred, prior to any such transfer, of the applicability to such person of the provisions of the immediately preceding paragraph.
8.4	Additional warranty by the Company

The Company warrants to the Subscriber that upon payment of the Subscription Price, the Subscription Shares will be fully paid and duly issued, free of any Encumbrance and rank equally with all other existing Shares.

9	Consent to be Named

The Subscriber consents to being named in the Information Memorandum as a subscriber for Shares under the Placement in the form and context in which it appears. The Subscriber must notify the Company in writing immediately if its consent granted under this clause 9 is withdrawn.

10	Notices

10.1	General

A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

10.2	How to give a communication

In addition to any other lawful means, a communication may be given by being:
(a)	personally delivered;

(b)	left at the party’s current address for notices;

(c)	sent to the party’s current address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

(d)	sent by fax to the party’s current fax number for notices.
10.3	Communications by post

Subject to clause 10.5, a communication is given if posted:
(a)	within Australia to an Australian address, three Business Days after posting; or

(b)	in any other case, ten Business Days after posting.
10.4	Communications by fax

Subject to clause 10.6, a communication is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

10.5	After hours communications

If a communication is given:
(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt, it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

10.6	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 10 or in accordance with any applicable law.

11	GST

11.1	Interpretation

In this clause 11, a word or expression defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) has the meaning given to it in that Act.

11.2	GST gross up

If a party makes a supply under or in connection with this document in respect of which GST is payable, the consideration for the supply but for the application of this clause 11.2 (GST exclusive consideration) is increased by an amount equal to the GST exclusive consideration multiplied by the rate of GST prevailing at the time the supply is made.

11.3	Reimbursements

If a party must reimburse or indemnify the other party for a loss, cost or expense, the amount to be reimbursed or indemnified is first reduced by any input tax credit the other party is entitled to for the loss, cost or expense, and then increased in accordance with clause 11.2.

11.4	Tax invoice

A party need not make a payment for a taxable supply made under or in connection with this document until it receives a tax invoice for the supply to which the payment relates.

11.5	Adjustment events

If an adjustment event arises in respect of a taxable supply made by a supplier under this document, the amount payable by the recipient under clause 11.2 will be recalculated to reflect the adjustment event and a payment will be made by the recipient to the supplier or by the supplier to the recipient as the case requires.

12	General

12.1	Duty

The Subscriber as between the parties is liable for and must pay all duty (including any fine or penalty except where it arises from default by the other party) on or relating to this document, any document executed under it or any dutiable transaction evidenced or effected by it.

12.2	Legal costs and other expenses

Each party will pay their own legal costs and expenses in relation to the preparation of this document and the transactions contemplated by it.

12.3	Amendment

This document may only be varied or replaced by a document executed by the parties.

12.4	Waiver and exercise of rights
(a)	A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

(b)	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.
12.5	Rights cumulative

Except as expressly stated otherwise in this document, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

12.6	Further steps

Each party must promptly do whatever the other party reasonably requires of it to give effect to this document and to perform its obligations under it.

12.7	Governing law and jurisdiction
(a)	This document is governed by and is to be construed in accordance with the laws applicable in New South Wales, Australia.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.
12.8	Assignment
(a)	A party must not assign or deal with any right under this document without the prior written consent of the other party.

(b)	Any purported dealing in breach of this clause is of no effect.
12.9	Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

12.10	Entire understanding
(a)	This document contains the entire understanding between the parties as to the subject matter of this document.

(b)	All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this document are merged in and superseded by this document and are of no effect. No party is liable to any other party in respect of those matters.

(c)	No oral explanation or information provided by a party to the other:
(i)	affects the meaning or interpretation of this document; or

(ii)	constitutes any collateral agreement, warranty or understanding between the parties.

Schedule 1
Part 1 — Subscription Shares
Number of Subscription Shares:
Part 2 — Subscription Price
Subscription Price:

Executed as an agreement.

Executed by Peplin Limited	)
)

Company Secretary/Director		Director

Name of Company Secretary/Director		Name of Director (print)
(print)

Executed by [SUBSCRIBER]	)
)

Company Secretary/Director		Director

Name of Company Secretary/Director		Name of Director (print)
(print)